EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 333-70629) pertaining to the Xomed Surgical Products, Inc. 401(k) and Profit Sharing Plan and in the Registration Statement (Form S-8
No. 333-35541) pertaining to the Third Amended and Restated 1996 Stock Option Plan of Xomed Surgical Products, Inc. of our report dated February 22, 1999 with respect to the consolidated financial statements of Xomed Surgical Products, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


                                       Ernst & Young LLP


March 22, 1999
Jacksonville, Florida